Execution Copy

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT, made as of the 30th day of April, 1996, by and among Noble International, Ltd., a Michigan corporation of 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304 ("Noble"), Monroe Engineering Products, Inc., a Michigan corporation of 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304 ("Monroe"), Prestolock International, Ltd., a Michigan corporation of 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304 ("Prestolock") and Cass River Coatings, Inc., a Michigan corporation of 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304 ("CRC") (Noble, Monroe, Prestolock and CRC collectively identified as "Companies" and individually as a "Company") and COMERICA BANK, a Michigan banking corporation of Detroit, Michigan (herein called "Bank");

     RECITALS

     A. Companies desire to obtain certain credit facilities from Bank.

     B. Bank is willing to extend such credit facilities on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, Companies and Bank agree as follows:

     WITNESSETH:

     1. DEFINITIONS

     For the purposes of this Agreement the following terms will have the following meanings:

     "Account" shall mean any right of Companies to payment for goods sold or leased or for services rendered, whether or not such right to payment has been earned by performance, excluding all interest and service charges thereon.

     "Account Debtor" shall mean the party who is obligated on or under any Account.

     "Acquisition" shall mean the acquisition by Noble of all of the issued and outstanding shares of capital stock of Monroe, in accordance with the terms of the Purchase Agreement.

     "Acquisition Documents" means the Purchase Agreement and all agreements, documents and instruments executed and delivered



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pursuant thereto or in connection with the foregoing, each as amended from time to time.

     "Adjusted Net Worth" shall mean as of any date of determination, Net Worth as of such date plus the outstanding principal amount as of such date of Noble's indebtedness to Robert J. Skandalaris under the Note dated April 30, 1996, in the principal amount of $1,000,000 to the extent such indebtedness is subordinated to Noble's indebtedness to Bank pursuant to the Subordination Agreement.

     "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling (including but not limited to all directors and executive officers of such person), controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a corporation for the purposes of this definition if such person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Bonus" shall mean the $960,000 bonus payable by Monroe to Richard J. Reason prior to December 31, 1996.

     "Capital Expenditure" shall mean, without duplication, any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with generally accepted accounting principles would be added as a debit to the fixed asset account of the person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by generally accepted accounting principles to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

     "Capital Lease" of any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is, or is required to be accounted for as a capital lease on the balance sheet of that person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

     "Debt" shall mean all liabilities of any or all of the companies and their consolidated Subsidiaries, all as determined in accordance with generally accepted accounting principles consistently applied.

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     "Debt Service Coverage Ratio" shall mean a ratio, the numerator of which is net income of Companies and their consolidated Subsidiaries for the four preceding fiscal quarters, plus, to the extent deducted in determining net income, depreciation, amortization and interest expense during such period, plus, the Bonus to the extent deducted in determining net income for such period less Capital Expenditures made by Companies during such period and the denominator of which is all payments of principal and interest with respect to indebtedness of Companies and Capital Leases due during such period, all as determined in accordance with generally accepted accounting principles consistently applied.

     "Eligible Accounts" shall mean trade Accounts arising in the ordinary course of the business of Companies which meet the following requirements:

     (a) it is not owing more than ninety (90) days after the date of the original invoice or other writing evidencing such Account;

     (b) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account, or it arises from services rendered and such services have been performed;

     (c) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such Account Debtor or some other evidence of billing acceptable to Bank;

     (d) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered by the applicable Company to Bank;

     (e) it is a valid, legally enforceable obligation of the Account Debtor thereunder and is not subject to any counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part;

     (f) it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Bank;

     (g) it is not owing by a subsidiary or affiliate of any of the Companies, nor by an Account Debtor which (i) does not maintain its chief executive office in the United States of America, (ii) is not organized under the laws of Canada or the United States of America, or any state


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          or province thereof unless the Account Debtor is a Canadian subsidiary of General Motors, Ford or Chrysler or is Textron of Canada, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof;


     (h) it is not an account owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Bank's security interest in such account;

     (i) it is not owing by an Account Debtor for which any of the Companies has received a notice of (i) the death of the Account Debtor or any partner of the Account Debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the Account Debtor, (iii) the appointment of a receiver for any part of the property of the Account Debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Account Debtor;

     (j) it is not an account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the Account Debtor or insured by a surety company: and

     (k) it is not owing by any Account Debtor whose obligations Bank, acting in its sole discretion, shall have notified Companies are not deemed to constitute Eligible Accounts.

     "Eligible Inventory" shall be valued at the lesser of cost or present market value in accordance with generally accepted accounting principles, consistently applied, and shall mean all of the Inventory of each of the Companies which is in good and merchantable condition, is not obsolete or discontinued, and which would properly be classified as "raw materials", "work-in-process" or as "finished goods inventory" under generally accepted accounting principles, consistently applied, excluding (a) consigned goods and inventory located outside the United States of America, (b) inventory covered by or subject to a seller's right to repurchase, or any consensual or nonconsensual lien or security interest (including without limitation purchase money security interests) other than in favor of Bank, whether senior or junior to

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Bank's security interest, and (c) inventory that Bank, acting in its reasonable discretion, after having notified Companies, excludes. Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

     "Excess Cash Flow" shall mean for any applicable calendar year, Companies net income (after tax) for such fiscal year, plus depreciation and amortization expense for such year, plus the cash portion of the Bonus paid to Richard J. Reason during such period, less the amount of required principal payments (including the principal component of Capital Leasing obligations) with respect to Companies indebtedness for borrowed money during such period, and less the amount of Companies' Capital Expenditures during such period (but not exceeding $700,000).

     "Event of Default" shall mean any of the Events of Default specified in
Section 11 hereof.

     "Indebtedness" shall mean all loans, advances, indebtedness, obligations and liabilities of Companies (or any of them) to Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of Companies (or any of them) to Bank arising under or in connection with this Agreement, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

     "Inventory" shall mean all goods wherever located, now owned or later acquired by a Company, which are held for sale or lease or furnished to be furnished under any contract of service (including, without limit, any such goods which are returned to or repossessed by a Company) or which are raw materials, work in process or materials used or consumed in a Company's business and any other property constituting "inventory" under the Michigan Uniform Commercial Code, being Act No. 174 of the Michigan Public Acts of 1962, as amended.

     "Line of Credit Maturity Date" shall mean April 30, 1997.

     "Line of Credit Note" shall mean the Note described in Section 2.1 hereof made by Companies to Bank in the form annexed to this Agreement as Exhibit "A".

     "Line/Term Note" shall mean the Note described in Section 5.1 hereof made by Companies to Bank in the form annexed to the Agreement as Exhibit "B".

     "Line/Term Loan Maturity Date" shall mean December 1, 2000.

     "Net Worth" shall mean as of any date of determination, all amounts that would be included under stockholder's equity on a

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


balance sheet of Companies and their consolidated subsidiaries determined in accordance with generally accepted accounting principles consistently applied, less loans and advances to directors, officers and employees of any of the Companies.

     "Note" shall mean the Line of Credit Note or the Line/Term Note, as the case may be, and "Notes" shall refer to all of them.


     "Prime Rate" shall mean the per annum interest rate established by Bank as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

     "Purchase Agreement" shall mean the Stock Purchase Agreement by and among Noble, Richard J. Reason, Individually And As Trustee Of His Revocable Living Trust Dated April 9, 1979, And The Richard J. Reason Irrevocable Trust For The Benefit Of Victoria Aldrich And Peter Reason Dated October 12, 1992.

     "Reserve" shall initially mean $560,000. Upon payment in full of the $2,500,000 payment to the Seller due June 15, 1996, the Reserve shall be reduced to zero.

     "Seller" shall mean Richard J. Reason, individually and as Trustee of the Richard J. Reason Revocable Living Trust dated April 9, 1979.

     "Stock Option Agreement" shall mean that certain Stock Option Agreement dated as of January 31, 1996 among Noble, Gene Oldford, Kevin Redding, Chris Frampton, Jan Wojciechowski, Pat Patterson and Jim Lamb, without taking into account any amendments or modifications thereof.

     "Subsidiary" shall mean a corporation of which more than fifty percent (50%) of the outstanding voting stock is owned by Companies, or either of them, either directly or indirectly through one or more intermediaries.

     2. THE INDEBTEDNESS: Line of Credit

     2.1 Bank may make advances to Companies and Companies jointly and severally may borrow at any time and from time to time from the effective date hereof until the Line of Credit Maturity Date, not to exceed Three Million Dollars ($3,000,000) ("Commitment Amount") in aggregate principal amount at any one time outstanding. All of the advances under this Section 2 shall be evidenced by a note in the form annexed hereto as Exhibit "A" ("Line of Credit Note") under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement; provided, however, Bank shall not be obligated to make any advances to Companies.



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


     2.2 The principal indebtedness represented by the Line of Credit Note and all interest thereon shall be payable on or before the Line of Credit Maturity Date. Companies agree to pay interest on the unpaid principal balance of the Line of Credit Note from time to time outstanding at a per annum rate equal to one percent (1%) above Bank's Prime Rate. Upon the occurrence of any Event of Default hereunder, interest shall accrue on the unpaid principal balance at the per annum rate of four percent (4%) above Bank's Prime Rate. Interest shall be payable monthly commencing on May 1, 1996 and on the first day of each month thereafter. Interest shall be computed on a daily basis using a year of 360 days for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime Rate on the date of such change in the Prime Rate.

     2.3 Companies may request advances by filing with Bank a Request for Draw and Certificate of Compliance (as of the date of the borrowing) in form similar to that annexed hereto as Exhibit "C", executed by an authorized officer of each of the Companies. Bank may, at its option, lend under the Line of Credit Note upon the telephone request of an authorized officer of each of the Companies and, in the event Bank makes any such advance upon a telephone request, the requesting officers shall mail to Bank, on the same day as such telephone request, a Request for Draw and Certificate of Compliance in the form attached as Exhibit "C".

     2.4 Bank shall not be obligated to make any advance if at the time of such request for advance, the sum of the advances outstanding under this Section 2 plus the amount of the Reserve added to the amount requested should exceed the sum of (A) eighty five percent (85%) of the sum of the companies' Eligible Accounts and (B) fifty percent (50%) of Eligible Inventory; provided, however, the amount available to be advanced under this subclause (B) shall not exceed $1,000,000,

     2.5 The companies, or any of them, may prepay the Line of Credit Note in whole or in part without premium or penalty.

     2.6 The sum of the aggregate principal amount at any one time outstanding under the Line of Credit Note plus the amount of the Reserve shall never exceed the formula set forth in Section 2.4 hereof. Companies shall immediately make all payments necessary to comply with this provision.

     3. [Reserved]

     4. [Reserved]

     5. LINE/TERM LOAN

     5.1 Bank agrees to lend to Companies at any time and from time to time from the date hereof until December 31, 1996 sums not


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to exceed Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) in
aggregate principal amount at any one time outstanding. Borrowings hereunder shall be evidenced by a Line of Credit/Term Note in form similar to that annexed hereto as Exhibit "B" under which advances and repayments but not readvances may be made, subject to the terms and conditions of this Agreement.

     5.2 The indebtedness represented by the Line/Term Note shall be repaid in monthly principal and interest installments each equal to the amount necessary to fully amortize the principal outstanding under this Section 5 on December 31, 1996 over the remaining term of the Line/Term Note (assuming an interest rate equal to the rate applicable under this Section 5 on December 15, 1996), commencing on January 1, 1997 until December 1, 2000, when the entire unpaid balance of principal and interest thereon shall be due and payable. Companies agree to pay interest on the unpaid principal balance of the Line/Term Note from time to time outstanding at a per annum rate equal to one and one half percent (1 1/2%) above Bank's Prime Rate, provided, however, upon the occurrence of any Event of Default payable at a per annum rate of four and one half percent (4 1/2%) above the rate otherwise then in effect. Interest payments shall be made monthly, commencing on the first day of the month immediately following the month in which the initial advance under the Line/Term Note is made and on the first day of each calendar month thereafter. Interest shall be computed on a daily basis using a year of 360 days, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime Rate on the date of such change in the Prime Rate. All payments shall be applied first to accrued interest and the remainder to principal. The installments set forth above are calculated at an assumed fixed interest rate and an assumed amortization term. In the event the Bank's prime rate changes, the Bank, at its sole option, may from time to time recalculate the periodic installment amount so that the remaining periodic installments will fully amortize the remaining loan balance within the remaining amortization term in equal installments at the interest rate then being charged under this Agreement for the Line/Term Note. COMPANIES AGREE TO PAY THE PERIODIC INSTALLMENTS AS THEY MAY BE RECALCULATED BY THE BANK, AT THE BANK'S SOLE OPTION, FROM TIME TO TIME AND ACKNOWLEDGES THAT A RECALCULATION SHALL NOT AFFECT THE MATURITY DATE OR THE OTHER TERMS AND PROVISIONS OF THIS AGREEMENT OR THE LINE/TERM NOTE.

     5.3 Bank shall not be obligated to lend under this Agreement unless Companies shall have first filed with Bank a Request for Draw and a Certificate of Compliance (as of the date of the borrowing) in form similar to that annexed hereto as Exhibit "C", executed by an authorized officer of each of the Companies.

     5.4 Disbursements under the Line/Term Note shall be used only to repay Companies' obligations to the Seller incurred in connection with the Acquisition. The initial advance under the

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Line/Term Note shall not exceed $1,940,000. The second and final advance under the Line/Term Note shall be not more than $1,810,000 and shall not be disbursed unless Bank's Letter of Credit No. 532700 has been returned to Bank undrawn for cancellation.

     5.5 The Line of Credit Note may be prepaid in whole or in part without premium or penalty. All partial prepayments shall be applied to principal installments due under the Line/Term Note in the inverse order of their maturities.

     5.6 At the request of Companies, Bank has issued its Letter of Credit No.

532700 in favor of Seller as beneficiary to secure a portion of the purchase price payable in connection with the Acquisition. In connection with such Letter of Credit, Companies shall pay to Bank a letter of credit commission fee in the amount of two percent (2%) per annum, payable semi-annually in advance. Such Letter of Credit shall be subject to the terms of this Agreement and the Standby Letter of Credit Application and Agreement executed in connection therewith.

     5.7 On or before April 30 of each year, Companies shall make a mandatory prepayment of the Line/Term Note in an amount equal to seventy five percent (75%) of Excess Cash Flow for the fiscal year next preceding such April 30. Such mandatory prepayments shall be applied to the principal payments due under the Line/Term Note (in the inverse order of their maturities).

     6. CONDITIONS AND SECURITY

     6.1 Companies agree to furnish Bank, prior to the initial borrowing hereunder, in form to be satisfactory to Bank, with (i) an opinion of Companies' counsel with respect to the legal matters referred to in Sections 6.1 through
6.3 hereof and such other matters reasonably requested by Bank; (ii) certified copies of resolutions of the Board of Directors of each of the Companies evidencing approval of the borrowings hereunder, (iii) certified copies of each of the Companies' Articles of Incorporation and Bylaws, and (iv) a certificate of good standing from each jurisdiction in which any Company conducts business or in which any Company's activities require it to be qualified to do business.

     6.2 As security for all Indebtedness of Companies to Bank hereunder and under the Notes as herein provided, Companies agree to furnish, execute and deliver to Bank or cause to be furnished, executed and delivered to Bank prior to or simultaneously with the initial borrowing hereunder, in form to be satisfactory to Bank and supported by appropriate resolution in certified form, authorizing same, the following:

     (a) Security Agreements granting to Bank security interests in all of each of the Companies' tangible and intangible

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          personal property, whether now owned or hereafter acquired;

     (b) Security Agreement from Noble granting to Bank a security interest in all of the issued and outstanding shares of the capital stock of Monroe (subject to liens in favor of the Seller until June 15, 1996), CRC (subject to the rights of the Option Holders under and as defined in the Stock Option Agreement) and Prestolock;

     (c) Security Agreements granting to Bank first priority security interests in all of the issued and outstanding shares of the capital stock of Noble;

     (d)  A Subordination Agreement from Robert J. Skandalaris subordinating

          Noble's indebtedness to him to Noble's indebtedness to Bank ("Subordination Agreement").

     (e) Financing Statements required or requested by Bank to perfect all security interests to be conferred upon Bank under this Agreement and to accord Bank a perfected security position under the Uniform Commercial Code.

To the extent that any of the Companies has heretofore given a security interest to Bank to certain of the foregoing and such documents and agreements comply with the requirements of this Agreement, it is hereby agreed that such documents and agreements shall remain in full force and effect for the purposes of this Agreement, but Bank may, if it deems it necessary or desirable, require execution of a new agreement or agreements or amendments to such agreements.

     6.3 Prior to the initial Advance under this Agreement, companies shall have provided to the Bank evidence satisfactory to the Bank of (a) the consummation of the Acquisition on terms and conditions acceptable to Bank and (b) a $1,000,000 loan by Robert J. Skandalaris to Noble which is subordinated to Noble's indebtedness to Bank pursuant to the Subordination Agreement.

     6.4 Upon execution of this Agreement, Company shall pay to Bank a non-refundable closing fee in the amount of $30,000, which fee shall be deemed fully earned upon execution of this Agreement. The Bank acknowledges the prior receipt of $10,000 of such fee.

     7. REPRESENTATIONS AND WARRANTIES

     Each of the Companies represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:


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     7.1 It is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and in good standing in every jurisdiction in which such qualification is material to its business and operation or the ownership or lease of its properties; execution, delivery and performance of this Agreement and other documents and instruments required under this Agreement, and the issuance of the Notes by Companies are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement and the other documents and instruments required under this Agreement and the Notes, when issued and delivered, will be valid and binding in accordance with their terms.

     7.2 The execution, delivery and performance of this Agreement and any other documents and instruments required under this Agreement, and the issuance of the Notes by Companies are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which either Company is a party or by which any Company is bound.

     7.3 No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of its officers is threatened against Companies or any Subsidiary of any of the Companies, the outcome of which could materially impair any of the Companies' or any Subsidiary's financial condition or their ability to carry on their businesses taken as a whole.

     7.4 There are no security interests in, liens, mortgages, or other encumbrances on any of companies' or any Subsidiary's assets, except to Bank, or as permitted in this Agreement.

     7.5 None of the Companies nor any Subsidiary maintains or contributes to any employee pension benefit plan subject to title IV of the "Employee Retirement Income Security Act of 1974" (herein called "ERISA"), except those set forth in attached Exhibit "D". There is no unfunded past service liability of the pension plan and there is no accumulated funding deficiency within the meaning of ERISA, or any existing material liability with respect to any pension plan owed to the Pension Benefit Guaranty Corporation ("PBGC") or any successor thereto, except any funding deficiency for which an application to the PBGC for waiver is pending or for which a waiver has been granted by the PBGC.

     7.6 The financial statements of Companies dated December 31, 1995, previously furnished Bank, are complete and correct in all material respects and fairly present the financial condition of Companies and their consolidated Subsidiaries; since said date there has been no material adverse change in the financial condition of either of the Companies or any of the Subsidiaries; to



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the knowledge of its officers, none of the Companies nor any of the Subsidiaries have any contingent obligations (including any liability for taxes) not disclosed by or reserved against in said financial statements and at the present time there are no material unrealized or anticipated losses from any present commitment of any of the Companies or Subsidiaries.

     7.7 All tax returns and tax reports of Companies and each Subsidiary required by law to have been filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Companies or any Subsidiary (or any of its properties) which are due and payable have been paid for which the failure to pay would materially adversely affect its business or the value of its property or assets (taken as a whole). The charges, accruals and reserves on the books of Companies and the Subsidiaries in respect of the Federal income tax for all periods are adequate in the opinion of Companies.

     7.8 There are no subsidiaries of any Company.


     7.9 Each Company and its Subsidiaries are, in the conduct of their business, in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to any of them, the enforcement of which, if such Company or any Subsidiary were not in compliance, would reasonably be expected to materially adversely affect its business or the value of its property or assets (taken as a whole). Each Company and its Subsidiaries have all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of their business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have would reasonably be expected to materially adversely affect its business or the value of its property or assets (taken as a whole).

     7.10 Except as otherwise previously disclosed in writing by Companies to Bank none of the Companies nor any Subsidiary is party to any litigation or administrative proceeding, nor so far as is known by it is any litigation or administrative proceeding threatened against it or any other Company or Subsidiary, which in either case (A) asserts or alleges that any of the Companies or any Subsidiary violated Environmental Laws (as defined herein), (B) asserts or alleges that any of the Companies or any Subsidiary is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, or (C) asserts or alleges that any of the Companies or any Subsidiary is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by any of the Companies or any Subsidiary.

     7.11 To the best of its knowledge, after due inquiry, except as otherwise previously disclosed in writing by Companies to Bank, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject any of the Companies or any Subsidiary to material damages, penalties, injunctive relief or cleanup costs under any applicable Environmental Laws or which require or are likely to require material cleanup, removal, remedial action or other response pursuant to applicable Environmental Laws by any of the Companies or any Subsidiary.

     7.12 Except as otherwise previously disclosed in writing by companies to Bank, none of the Companies nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Laws and to the best of its knowledge, after due inquiry, except as otherwise previously disclosed in writing to the Bank, neither of the Companies nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any applicable Environmental Laws.


     7.13 Each of the Companies and the Subsidiaries have all material permits, licenses and approvals required under applicable Environmental Laws.

     7.14 None of the Companies is an "investment company" within the meaning of the Investment company Act of 1940, as amended. None of the Companies is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any of the loans hereunder will be used, directly or indirectly, for any purpose which would violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

     7.15 Each Company has good and valid title to the property pledged, mortgaged or otherwise encumbered or to be encumbered by it under the loan documents to which such Company is a party.

     8. AFFIRMATIVE COVENANTS

     Each of the Companies covenants and agrees that it will, and will cause each of its Subsidiaries to, so long as any indebtedness remains outstanding under this Agreement:

     8.1 Preserve and maintain their corporate existence and such of their rights, licenses and privileges as are material to their business and operations; and qualify and remain qualified to do business in each jurisdiction in which such qualification is material to their business and operations or the ownership of their properties.

     8.2 Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially and adversely affect the financial condition or operations of any of the Companies or any Subsidiary.

     8.3 Maintain adequate insurance (and increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate) with responsible insurance companies or associations in such amounts and covering such risks as is customary with companies engaged in similar businesses and having similar properties similarly situated. In the case of all insurance policies covering property mortgaged or pledged to the Bank or property in which the Bank shall have a security interest, other than those policies protecting against casualty liability to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to the applicable company or Subsidiary and the Bank as their respective interests may appear; all said policies or copies thereof, including all endorsements, to be deposited with the Bank. If either of the Companies or any Subsidiary shall fail to maintain such insurance, the Bank shall have the option to do so, and if it so does Companies agree to repay the Bank, with interest at the Default Interest Rate.

     8.4 Permit the Bank, through its authorized attorneys, accountants, and representatives, to examine each of the Companies' and Subsidiaries' books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of the Bank, including collateral audits, in each case at the expense of the Companies.

     8.5 Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of each of the Companies and Subsidiaries so as to permit each of the Companies to present financial statements prepared in accordance with generally accepted accounting principles consistently applied.

     8.6 Furnish to the Bank the following:

     (a) prompt notification of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute an Event of Default under this Agreement, and promptly inform the Bank of any material adverse change in any of the Companies' or any Subsidiary's financial condition;

     (b) as soon as available and in any event within 30 days after the end of each month, excluding the last month of each fiscal year, the combined and individual balance sheets and statements of profit and loss and surplus of the Companies and their consolidated Subsidiaries at the end of such month, duly certified (subject to year-end review adjustments) by the chief financial officer of each of the Companies as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 7.6;

     (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Companies, combined and individual audited financial statements of Companies and their consolidated Subsidiaries for such year, including a balance sheet as of the close of such fiscal year, statements of income and retained earnings and changes in financial position for such year, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent certified public accountants acceptable to the Bank;


     (d) within fifteen (15) days after and as of the end of each month, a report showing each of the Companies' accounts receivable and inventory, in substantially the form attached as Exhibit "H", certified by an officer of each of the Companies; and

     (e) promptly, and in form to be satisfactory to Bank, such other information as Bank may request from time to time.

     8.7 Furnish to the Bank concurrently with the delivery of each of the financial statements required by Section 8.6(c) and, within 45 days after the end of each of Companies' fiscal quarters, a statement prepared and certified by the chief financial officer of each of the companies (or in such officer's absence, a responsible senior officer of each of the Companies) (a) setting forth all computations necessary to show compliance by Companies with each of the financial covenants contained in Sections 8.10, 8.12 and 8.13 of this Agreement, (b) stating that to the best of such officer's knowledge as of the date thereof, no condition or event which constitutes an Event of Default hereunder or which with the running of time and/or the giving of notice would constitute an Event of Default hereunder has occurred and is continuing or exists, or if such exists, specifying in detail the nature and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Companies, and (c) stating that the signers have personally reviewed this Agreement and that such certificate is based on an examination sufficient to assure that such certificate is accurate.

     8.8 Pay and discharge all taxes and other governmental charges and all contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

     8.9 At all times meet the minimum funding requirements of ERISA with respect to its and its Subsidiaries' employee benefit plans subject to such Act; as soon as possible and in any event within thirty (30) days after it knows or has reason to know:

     (a) of the occurrence of any event which would constitute a reportable event under Section 4043(b) of Title IV of ERISA;

     (b) that the PBGC or such Company (or any Subsidiary) has instituted or will institute proceedings under such Title to terminate an employee pension plan;

     (c) of the appointment of a trustee by a United States District Court to administer an employee pension plan;


     (d) of the withdrawal of such Company or any Subsidiary from any employee pension plan; or

     (e} of the failure of such Company's or any Subsidiary's pension plans to satisfy the minimum funding requirements for any plan year as established in the Internal Revenue Code of 1986, as amended;

deliver to the Bank a certificate of the chief financial officer of such Company setting forth details as to such reportable event or events and the action it (or any Subsidiary) proposes to take with respect thereto, together with a copy of any notice of such reportable event or events which may be required to be filed with the PBGC, or any intent to institute such proceedings, or any notice to the PBGC that the plan is to be terminated, as the case may be. (For all purposes of this Section, each of Companies (and each Subsidiary) shall be deemed to have knowledge of all facts attributable to the plan administrator under such Title); and furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by Title IV, and filed with the Internal Revenue service by either of the Companies (or any Subsidiary), not later than ten (10) days after such report has been so filed.

     8.10 On a combined statement basis, maintain at all times Adjusted Net Worth of not less than the following amounts for the periods set forth below:

From the date hereof through December 31, 1996 ...............   $1,500,000
From January 1, 1997 through December 31, 1997 ...............   $2,400,000
From January 1, 1998 through December 31, 1998 ...............   $3,300,000
From January 1, 1999 and thereafter ..........................   $4,200,000

     8.11 Promptly notify the Bank of and permit the Bank, at the Bank's option, to remedy any default in connection with any security documents which might impair the Bank's security; and reimburse the Bank for any monies advanced and any reasonable cost or expense incurred in connection with remedying any such default together with interest from the date that any such advance is made or cost or expense is incurred at the Default Interest Rate.

     8.12 On a combined statement basis, maintain at all times a ratio of Debt to Adjusted Net Worth of not more than the following ratios for the periods set forth below:

From the date hereof through December 31, 1996 ..............  10.0 to 1.0
From January 1, 1997 through December 31, 1997 ..............   9.0 to 1.0
From January 1, 1998 through December 31, 1998 ..............   8.0 to 1.0
From January 1, 1999 and thereafter .........................   7.0 to 1.0


     8.13 On a combined statement basis maintain a Debt Service Coverage Ratio of not less than 1.4 to 1.0.

     9. NEGATIVE COVENANTS

     Each of the Companies covenants and agrees that, so long as any indebtedness remains outstanding under this Agreement, it will not, and will cause its Subsidiaries not to, without the prior written consent of Bank:

     9.1 Affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or encumbrance thereon, except:

     (a)  to the Bank; and

     (b)  Permitted Encumbrances as set forth in Exhibit "E" annexed hereto.

     9.2 Purchase, acquire, issue or redeem any of its capital stock or make any material change in its capital structure or general business objects or purpose.

     9.3 Enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any material part of its assets, except in the ordinary course of its business.

     9.4 Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except for the following;

     (a)  by endorsement for deposit in the ordinary course of business; and

     (b)  guaranties to the Bank.

     9.5 Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

     (a) current unsecured trade, utility or nonextraordinary accounts payable arising in the ordinary course of either Company's or its Subsidiaries' business;

     (b)  to Bank;

     (c)  existing indebtedness described in Exhibit "F" attached hereto.

     9.6 Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of the present business by acquisition, except the Acquisition.

     9.7 Declare or pay any dividend on, or make any other distribution with respect to (whether by reduction of capital or otherwise) any shares of its capital stock, except dividend" payable in capital stock of the Companies.

     9.8 Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any person, firm, corporation or other entity or association, except:

     (a) advances made for expenses or purchases in the ordinary course of business; and

     (b) loans or advances made to officers, directors, or employees of either of the Companies or any Subsidiary, not to exceed in the aggregate One Million Four Hundred Thousand Dollars ($1,400,000) at any one time outstanding (determined on a combined basis for Companies);

     9.9 Allow any fact, condition or event to occur or exist with respect to any employee pension and/or profit sharing plan of any of the Companies or any Subsidiaries, which shall constitute grounds for termination of such plan by the PBGC or for the appointment by a United States District Court of a trustee to administer any such plan.

     9.10 Sell, assign or confer a security interest in any account, contract, note, trade acceptance or other receivable, except to Bank.

     9.11 Make any Capital Expenditure during any calendar year if, after giving effect thereto, the aggregate amount of all Capital Expenditures made by Companies on a combined basis) during such period would exceed $700,000.

     9.12 Enter into any transaction or series of transactions with any Affiliate other than on terms and conditions as favorable to Companies or the Subsidiary (as applicable) as would be obtainable in a comparable arm's-length transaction with a person other than an Affiliate.

     9.13 Pay compensation to Noble's officers (consisting of the Chairman, the President and two Vice Presidents) and directors (on a combined basis for all Companies) in excess of $600,000 during 1996 and $800,000 in any year thereafter, including, salary, bonus and deferred payments.

     10. ENVIRONMENTAL PROVISIONS

     10.1 For the purposes of this Agreement the term "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of any nature, any hazardous or other toxic substances of any nature, whether liquid, solid and/or gaseous, including smoke, vapor, fumes, soot, acids, alkalis, chemicals, wastes, by-products, and recycled materials. These Environmental Laws shall include but not be limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act of 1986, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect and local health department ordinances.

     10.2 Each of the Companies shall timely comply in all material respects with all applicable Environmental Laws.

     10.3 Each of the Companies shall provide to the Bank, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by any of the Companies or any Subsidiary or a cleanup, removal, remedial action, or other response by or on the part of any of the Companies or any Subsidiary under applicable Environmental Laws or which seeks damages or civil, criminal or punitive penalties from any Company or any Subsidiary for an alleged violation of Environmental Laws.

     10.4 Each of the Companies shall promptly notify the Bank in writing as soon as it becomes aware of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

     10.5 In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement incomplete or inaccurate in any material respect as of any date, Companies shall, at their sole expense, if reasonably requested by Bank, retain an environmental professional consultant, reasonably acceptable to Bank, to conduct a thorough and complete environmental audit regarding the changed condition and/or circumstance and any environmental concerns arising from that changed condition and/or circumstance. A copy of the environmental consultant's report will be promptly delivered to both Bank and Companies upon completion.


     10.6 At any time any of the Companies, directly or indirectly through any professional consultant or other representative, determines to undertake an environmental audit, assessment or investigation, it shall promptly provide the Bank with written notice of the initiation of the environmental audit, fully describing the purpose and intended scope of the environmental audit. Upon receipt, Companies will promptly provide to the Bank copies of all final findings and conclusions of any such environmental investigation. Preliminary findings and conclusions shall be provided if final reports have not been completed and delivered to the Bank within 60 days following completion of the preliminary findings and conclusions.

     10.7 Each of the Companies hereby indemnifies, saves and holds the Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including but not limited to reasonable investigation, environmental audit(s), and legal expenses) arising out of any claim, loss or damage of any property, injuries to or death of persons, contamination of or adverse affects on the environment, or any violation of any applicable Environmental Laws, caused by or in any way related to any real property owned, leased or operated by Companies, or due to any acts of either of the Companies, its officers, directors, shareholders, employees, consultants and/or representatives. In no event shall the Companies be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses (i) arising from any act of gross negligence of the Bank, or its agents or employees or (ii) arising from any action taken by Bank while it is in possession of any such real property.

     It is expressly understood and agreed that the indemnifications granted herein are intended to protect the Bank, its past, present and future officers, directors, shareholders, employees, consultants and representatives from any claims that may arise by reason of the security interest, liens and/or mortgages granted to the Bank, or under any other document or agreement given to secure repayment of any indebtedness from either of the Companies, whether or not such claims arise before or after the Bank has foreclosed upon and/or otherwise become the owner of any such property. All obligations of indemnity as provided hereunder shall be secured by the collateral documents.

     It is expressly agreed and understood that the provisions hereof shall and are intended to be continuing and shall survive the repayment of any indebtedness from Companies to the Bank.

     10.8 Each of the Companies and its Subsidiaries have and shall maintain all permits, licenses and approvals required under applicable Environmental Laws.


     11. DEFAULTS

     11.1 Upon non-payment of any installment of the principal or interest on any of the Notes when due in accordance with the terms thereof and continuance thereof for ten (10) days, the Notes shall automatically become immediately due and payable.

     11.2 upon occurrence of any of the following events (said events together with any event described in Sections 11.1 and 11.3, herein called "Events of Default" ):

     (a) default in the observance or performance of any of the covenants or agreements of any of the Companies herein set forth, and continuance thereof for thirty (30) days after notice to Companies by Bank;

     (b) any representation or warranty made by any of the Companies herein, or in any instrument submitted pursuant hereto shall prove to be incorrect in any material respect when made;

     (c) default by any of the Companies or any Subsidiary in the due payment, after expiration of any applicable period of notice and cure, of any other amounts owing to Bank from time to time;

     (d) default by any of the Companies or any Subsidiary in the due payment of any of its indebtedness in the principal amount of $100,000.00 or more except for obligations being contested in good faith, or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default shall be continued for a period sufficient to permit acceleration of the indebtedness;

     (e) default in the observance or performance of any of the covenants or agreements of any of the Companies or any other person set forth in any collateral document of security given to secure the indebtedness hereunder, and continuation of such default beyond any period of notice and cure, specified in any such document;

     (f) the entry against any of the Companies or any Subsidiary of one or more judgments or decrees involving an aggregate liability of $100,000.00 or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than 30 days, whether or not consecutive; or the issuance and levy of a writ of attachment or garnishment against the property of either of the companies or any Subsidiary in an action claiming $100,000.00 or more, and which is not released or appealed and bonded in a manner satisfactory to Bank;

     (g) if any of the Companies or Subsidiary shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by such Company (or any Subsidiary) or if any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a material liability of any of the Companies (or any Subsidiary) to the PBGC upon the consolidated operations, business, property, assets, financial condition or credit of Companies and Subsidiaries taken as a whole;

     (h) if there shall occur, with respect to any pension plan maintained by any of the Companies or any Subsidiary, any reportable event (within the meaning of Section 4043(b) of ERISA) which Bank shall determine in good faith constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after Bank has given written notice to Companies, provided that termination of such plan or appointment of such trustee would, in the reasonable opinion of Bank, have a material adverse effect upon the consolidated operations, business, property, assets, financial condition or credit of Companies and Subsidiaries taken as a whole;

     (i) if there shall be any change for any reason whatsoever in the management, ownership or control of any of the Companies which shall in the sole judgment of Bank adversely affect future prospects for the successful operation of any Company or any Subsidiary;

     (j)  if Bank shall for any reason deem itself to be insecure; or

     (k)  the revocation of the Subordination Agreement;

then, or at any time thereafter, unless such Event of Default is remedied, Bank may give notice to Companies declaring all outstanding indebtedness hereunder to be due and payable, whereupon all indebtedness then outstanding hereunder shall immediately become due and payable without further notice and demand, as the case may be.

     11.3 If a creditors' committee shall have been appointed for the business of any of the Companies or any Subsidiary; or if Companies or any Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for a reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of any of the Companies or any Subsidiary) and such receiver, trustee or custodian so appointed shall not have been discharged within forty five (45) days after the date of his appointment, or if an order shall be entered, and shall not be dismissed or stayed within forty five (45) days from its entry, approving any petition for reorganization of any of the Companies or any Subsidiary; then the Notes and all indebtedness then outstanding hereunder shall automatically become immediately due and payable.

     11.4 Upon the occurrence and during the continuance of an Event of Default, unless all of the Indebtedness is then immediately fully paid, Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the Security Agreements or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the collateral and to set off against the Indebtedness any amount owing by Bank to Companies (or any of them) and/or any property of Companies (or any of them) in possession of Bank. Companies agree, upon request of Bank, to assemble the collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Companies.

     11.5 All of the Indebtedness shall constitute one loan secured by Bank's security interest in the collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from Companies to Bank. Upon the occurrence and during the continuance of an Event of Default which is not cured within the cure period, if any, provided hereunder, Bank may in its sole discretion apply the collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the collateral authorized by this Agreement shall be applied by Bank, first upon all expenses authorized by the Michigan Uniform Commercial Code (or other applicable law) or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to Companies or to such other Person or Persons as may be entitled thereto under applicable law. Companies shall remain liable for any deficiency, which Companies shall pay to Bank immediately upon demand.

     11.6 The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Companies.

     11.7 Upon the occurrence and during the continuance of any Event of Default, Companies shall immediately upon demand by Bank deposit with Bank cash collateral in the amount equal to the maximum amount available to be drawn at any time under any Letter of Credit then outstanding.

     12. MISCELLANEOUS

     12.1 The obligations and liabilities of Companies under this Agreement are joint and several. This Agreement shall be binding upon and shall inure to the benefit of Companies and Bank and their respective successors and assigns.

     12.2 No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

     12.3 All notices with respect to this Agreement shall be deemed to be completed upon mailing by certified mail as follows;

          To Companies:
          33 Bloomfield Hills Parkway
          Bloomfield Hills, MI 48304-2944
          Attention: Robert J. Skandalaris

          To Bank:
          One Detroit Center
          500 Woodward Avenue, 6th Floor
          Detroit, Michigan 48226
          Attention: Metropolitan Banking D

     12.4 Companies shall pay all reasonable closing costs and expenses, including, by way of description and not limitation, outside attorney fees, and lien search fees incurred by Bank in connection with the commitment, consummation and closing of this Agreement. All of said amounts required to be paid by Companies may, at Bank's option, be charged by Bank as an advance against the proceeds of the Notes. All reasonable costs, including attorney fees, incurred by Bank in reviewing, revising, protecting or enforcing any of its or any of the Bank's rights against Companies or defending Bank from any claims or liabilities by any party or otherwise incurred by Bank in connection with an Event of Default or the enforcement of this Agreement or the related documents, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any or action by any person against Bank which would not have been asserted were it not for Bank's relationship with Companies hereunder or otherwise, shall also be paid by Companies.

     12.5 This Agreement shall become effective upon the execution hereof by Bank and both of the Companies.

     12.6 On any event of default or default as described in this Agreement or any default in payment of any liability above mentioned, Bank may, without notice to anyone, declare the Notes due forthwith, take all action, remedial and otherwise, as provided herein or in the Security Agreements or other document, instrument, or agreement of security or of collateral, and collect, deal with and dispose of all or any part of any security without notice in any manner permitted or authorized by the Michigan Uniform Commercial Code or other applicable law. Bank may apply the proceeds and any deposits or credits in part or full payment of any of said liabilities (including reasonable attorneys' fees and expenses), whether due or not, in any manner or other Bank elects.

     12.7 No amendments or waiver of any provision of this Agreement nor consent to any departure by either of the Companies therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Agreement shall affect any other provision of this Agreement.

     12.8 Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

     12.9 All sums payable by Companies to Bank under this Agreement or the other documents contemplated hereby shall be paid directly to Bank at its principal office set forth in Section 11.3 hereof in immediately available United States funds, without set off, deduction or counterclaim. In its sole discretion, Bank may charge any and all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of Companies (or any of them) with Bank for all or a part of any Indebtedness then due; provided, however, that this authorization shall not affect Companies' obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due.

     12.10 Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by Bank at the address designated for such payment, whether or not Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. Companies expressly assume all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Companies waive the right to direct the application of any and all payments at any time or times hereafter received by Bank from or on behalf of Companies. Upon the occurrence and during the continuance of an Event of Default, Companies agree that Bank shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Indebtedness in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. Companies expressly agree that to the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Bank, to the extent that Bank did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by Bank.

     12.11 THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE NOTES.

     12.12 This Agreement and the Notes shall be governed by and construed in accordance with Michigan law, and Companies submit, in any legal proceeding related to this Agreement or the Notes, to the nonexclusive in personam jurisdiction of any court of competent jurisdiction sitting the State of Michigan and agree to a suit being brought in any such court; waive any objection that it may now have or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court; agree that service of process and any such legal proceeding may be made, and shall be conclusively deemed sufficient and adequate, by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by teletransmission to each Company at its address set forth herein or such other address of which the Bank shall be notified in writing, in which event, service shall be deemed complete upon the filing with the court of a copy of the process mailed or sent and an affidavit attesting the mailing or sending. Companies agree that nothing herein shall affect the Bank's right to affect service or process in any other manner permitted by law.

     WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK                                   NOBLE INTERNATIONAL, LTD.

By: /s/ TIMOTHY J. DILLON                     By: /s/ ROBERT J. SKANDALARIS
   ------------------------------                   ----------------------------

Its:  Vice President                            Its: Chairman


                         PRESTOLOCK INTERNATIONAL, LTD.


                                                By: /s/ ROBERT J. SKANDALARIS
                                                    ----------------------------

                                                Its: Chairman


                            CASS RIVER COATINGS, INC.

                                                By: /s/ ROBERT J. SKANDALARIS
                                                    ----------------------------

                                                Its: Chairman

                        MONROE ENGINEERING PRODUCTS, INC.

                                               By: /s/ ROBERT J. SKANDALARIS
                                                   ----------------------------

                                               Its: Chairman

                                   EXHIBIT "A"
                               LINE OF CREDIT NOTE

                                                         Detroit, Michigan
$3,000,000                                               April 30, 1996

     On or before April 30, 1997, Noble International, Ltd., Monroe Engineering Products, Inc., Cass River Coatings, Inc., and Prestolock International, Ltd., each a Michigan corporation (individually a "Company" and collectively referred to as "Companies"), jointly and severally hereby promise to pay to the order of COMERICA BANK, a Michigan banking corporation, at 100 Renaissance Center, Detroit, Michigan 48243 ("Bank"), or at such other place as the holder of this Note may designate in writing from time to time, in legal tender of the United States, the indebtedness or so much of the sum of Three Million Dollars ($3,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Loan Agreement dated as of April 30, 1996, as may be amended from time to time, made by and between companies and Bank (herein called "Agreement"), together with interest thereon as hereinafter set forth.

     The indebtedness outstanding under this Note from time to time shall bear interest at a per annum rate equal to one percent (1%) above Bank's Prime Rate. Upon the occurrence of any event of default hereunder or under the Loan Agreement, interest shall accrue on the unpaid balance hereunder at a per annum rate equal to four percent (4%) above the Prime Rate. Interest shall be payable monthly on the unpaid principal balance from time to time outstanding commencing on May 1, 1996 and on the first day of each month thereafter until April 30, 1997, when the entire unpaid balance of principal and interest shall be due and payable. Interest shall be computed on a daily basis using a year of 360 days, and, in such computation, effect shall be given to any change in the interest rate resulting from a change in the Prime Rate on the date of such change in the Prime Rate. "Prime Rate" shall mean the rate of interest established by Bank as its prime rate as the same may be changed from time to time, which may not necessarily be Bank's lowest rate for loans.

     This Note is a note under which advances, repayments and readvances may be made from time to time, subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made. As additional security for this Note, Companies grant Bank a lien on all property and assets including deposits and other credits of the Companies, at any time in possession or control of or owing by Bank for any purpose.

     Companies hereby waive presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agree that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

     If the interest and principal hereof are not fully paid at maturity hereof (whether by demand or otherwise), Companies shall pay the holder hereof all its reasonable costs of collection of said principal and interest including, but not limited to, reasonable attorney fees.

     All agreements between Companies and the Bank pertaining to the indebtedness described herein are expressly limited so that in no event whatsoever shall the amount of interest paid or agreed to be paid to the Bank exceed the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of the Loan Agreement, this Note or any other instrument securing this Note or all or any part of the indebtedness secured thereby, at the time performance of such provision shall be due, shall involve exceeding the interest limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, the obligation to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under such applicable law, and if, for any reason whatsoever, the Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal amount described herein or otherwise owed by Companies to Bank (whether or not then due and payable), and not to the payment of interest.


     THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO THIS NOTE.

     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.


                       NOBLE INTERNATIONAL, LTD.

                       By: _______________________________

                       Its: ______________________________


                       PRESTOLOCK INTERNATIONAL, LTD.

                       By: _______________________________

                       Its: ______________________________


                       CASS RIVER COATINGS, INC.

                       By: _______________________________

                       Its: ______________________________


                       MONROE ENGINEERING PRODUCTS, INC.

                       By: _______________________________

                       Its: ______________________________

                                   EXHIBIT "B"
                            LINE OF CREDIT/TERM NOTE

 $3,750,000                                         Detroit, Michigan
                                                    Dated: April 30, 1996

     FOR VALUE RECEIVED, Noble International, Ltd., Monroe Engineering Products, Inc., Cass River Coatings, Inc., and Prestolock International, Ltd., each a Michigan corporation (herein collectively called "Companies") hereby jointly and severally promise to pay to the order of COMERICA BANK, a Michigan banking corporation, at 100 Renaissance Center, Detroit, Michigan 48243 ("Bank"), or at such other place as the holder of this Note may designate in writing from time to time, in legal tender of the United States, the principal sum of Three Million Seven Hundred Fifty Thousand Dollars (53,750,000), or so much thereof as may be advanced under the terms of the Loan Agreement between Companies and Bank of even date herewith, together with interest thereon from the date hereof at a per annum rate of one and one half percent (1 1/2%) above Bank's Prime Rate thereafter. Upon the occurrence of any Event of Default, as defined in the Loan Agreement, interest shall accrue on the unpaid principal balance of the Note at a per annum rate of four and one half percent (4 l/2%) above the rate otherwise then in effect. Interest shall be computed on a daily basis using a year of 360 days, assessed for the actual number of days elapsed, and, in such computation, immediate effect shall be given to any change in the interest rate resulting from a change in such Prime Rate on the date of such change in said Prime Rate. "Prime Rate" shall mean that rate of interest established by Bank as its prime rate for its borrowers as the same may be changed from time to time which may not necessarily be the Bank's lowest rate for loans.

     Companies agree to pay interest at the above-described rate on the unpaid principal balance of this Note from time to time outstanding monthly commencing on the first day of the month immediately following the month in which the initial advance under this Note is made and on the first day of each month thereafter.

     The principal indebtedness outstanding under this Note shall be repaid in forty eight (48) successive monthly installments of principal and interest each equal to the amount necessary to fully amortize the principal outstanding under this Note over the remaining term of this Note, commencing on January 1, 1997 and continuing on the first day of each month thereafter until December l, 2000 when the entire unpaid balance of principal and interest thereon shall be due and payable. The amount of the installment payments may be adjusted from time to time as provided in the Loan Agreement.

     This Note evidences indebtedness incurred by Companies under the Loan Agreement, the terms and conditions of which are hereby incorporated herein. Upon an Event of Default, as defined in the Loan Agreement, Bank shall be entitled to all of the rights and remedies described therein or to which it is entitled under applicable law.


     If the interest and principal hereof are not fully paid at maturity hereof (whether by demand or otherwise), Companies shall pay the holder hereof all its reasonable costs of collection of said principal and interest including, but not limited to, reasonable attorney fees.

     All agreements between the Companies and the Bank pertaining to the indebtedness described herein are expressly limited so that in no event whatsoever shall the amount of interest paid or agreed to be paid to the Bank exceed the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of the Loan Agreement, this Note or any other instrument securing this Note or all or any part of the indebtedness secured thereby, at the time performance of such provision shall be due, shall involve exceeding the interest limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, the obligation to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under such applicable law, and if, for any reason whatsoever, the Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal amount described herein or otherwise owed by Companies to Bank, (whether or not then due and payable) and not to the payment of interest.

     Companies hereby waive presentment, demand, protest and notice of dishonor and agree that no obligation hereunder shall be discharged by any extension, indulgence or release given to any guarantor or other person or by the release or non-enforcement of any security or guaranty given in connection herewith. Nothing herein shall limit any right granted Bank by other instrument or by law.

     This Note may be prepaid in whole or in part at any time without penalty or premium.

                       NOBLE INTERNATIONAL, LTD.

                       By: _______________________________

                       Its: ______________________________

                       PRESTOLOCK INTERNATIONAL, LTD.

                       By: _______________________________

                       Its: ______________________________


                       CASS RIVER COATINGS, INC.


                       By: _______________________________

                       Its: ______________________________


                       MONROE ENGINEERING PRODUCTS, INC.

                       By: _______________________________

                       Its: ______________________________

                                   EXHIBIT "C"
                               REQUEST FOR ADVANCE

TO: COMERICA BANK (the "Bank")

     The undersigned hereby request(s) an advance in the amount of
________________________________________________________________________________

_________________ DOLLARS ($____________________) against the __________________

dated April 30, 1996, of undersigned to the Bank in the face amount of _________ _______________________________________________________________Dollars

($_____________________).

     The proceeds of this advance shall be deposited to the Account No.

____________________________________ of the undersigned with the Bank or as follows: _______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_________________.

     Undersigned warrant(s) that no condition exists or event has occurred which constitutes or, with the running of time would constitute a default under that certain Loan Agreement dated April 30, 1996, by and between undersigned and the Bank.

     Dated this ____________________ day of _______________, l9 __ .


                       NOBLE INTERNATIONAL, LTD.

                       By: _______________________________

                       Its: ______________________________



                       PRESTOLOCK INTERNATIONAL, LTD.

                       By: _______________________________

                       Its: ______________________________

                       CASS RIVER COATINGS, INC.

                       By: _______________________________

                       Its: ______________________________


                       MONROE ENGINEERING PRODUCTS, INC.

                       By: _______________________________

                       Its: ______________________________

                                  EXHIBIT "D"

                                      ERISA

None.

                                   EXHIBIT "E"


"Permitted Encumbrances" means

     (a) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by proceedings diligently pursued:

     (b) unfilled inchoate mechanics' and materialmen's liens for construction work in progress;

     (c) workmen's, repairmen's, warehousemen's and carriers' liens and other similar liens, if any, arising in the ordinary course of business;

     (d) all of the following, if they do not in the opinion of Bank, upon advice of its legal counsel or professional engineer, individually or in the aggregate materially impair the use of any of company's material properties by Company via: any easements, restrictions, mineral, oil, gas and mining rights and reservations, zoning laws and defects in title;

     (e) any lien for the satisfaction and discharge of which a sum of money deemed adequate by Bank is on deposit with Bank or an institution acceptable to Bank;

     (f) liens created by or resulting from any litigation or other proceeding (including liens arising out of judgments or awards against a Company) with respect to which such Company is in good faith prosecuting an appeal or proceeding for review, if such liens do not in the opinion of counsel for Bank individually or in the aggregate materially impair the use of any of such Company's material properties by such Company;

     (g) other liens of a nature comparable to those described in clauses (a) through (f) above which do not in the opinion of Bank, upon advice of its legal counsel or professional engineer, individually or in the aggregate materially impair the use of any of a Company's material properties by such Company;

     (h) security interest in favor of Messrs. Frampton, Oldford, Redding, Wojciechowski, Patterson and Lamb in machinery and equipment of Cass River Coatings' Inc. evidenced by Michigan Secretary of State filing D060853.

     (i) security interest in favor of CRA, Inc. in specified computer system leased by Prestolock International, Ltd. as evidenced by filing no, 1616822.

     (j) existing mortgages on Companies' real property located in Petosky and Vassar, Michigan.

     (k) any other lien, encumbrance or charge acceptable to and approved in writing by Bank.

                                   EXHIBIT "F"

                                  Indebtedness

Indebtedness described in the financial statements dated December 31, 1995 previously delivered by Companies to Bank.

                        AMENDMENT NO. 3 TO LOAN AGREEMENT

     Amendment dated as of the 30th day of April, 1997, by and between Noble International, Ltd., Monroe Engineering Products, Inc., Prestolock International, Ltd. and Cass River Coatings, Inc., each a Michigan corporation (individually a "Company" and collectively, "Companies") and Comerica Bank, a Michigan banking corporation ("Bank").

RECITALS:

     A. Companies and Bank entered into a Loan Agreement dated April 30, 1996, as amended by an Amendment dated September 26, 1996 and an Amendment dated March _ , 1997 ("Agreement"). Pursuant to the Agreement, Companies executed and delivered to Bank a Line of Credit Note dated April 30, 1996 ("Note").

     B. Companies and Bank desire further to amend the Agreement and to amend the Note.

     NOW, THEREFORE, Companies and Bank agree as follows;

     1. The definition of Line of Credit Maturity Date is amended to read in its entirety as follows;

     "'Line of Credit Maturity Date' shall mean July 31, 1997."

     2. Section 8.10 of the Agreement is amended to read in its entirety as follows:

     "8.10 On a combined statement basis, maintain at all times Adjusted Net Worth of not less than the following amounts for the periods set forth below:

     From the date hereof through December 31, 1996         $1,500,000
     From January 1, 1997 through March 30, 1997            $1,870,000

     From March 31, 1997 through June 29, 1997              $2,120,000
     From June 30, 1997 through September 29, 1997          $2,370,000
     From September 30, 1997 through December 30, 1997      $3,120,000
     December 31, 1997 and thereafter                       $3,870,000"

     3. The Note is amended to change the maturity date from April 30, 1997 to July 31, 1997.

     4. Companies hereby represent and warrant that, after giving effect to the amendments contained herein, (a) the execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within each Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of any Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Companies set forth in Sections 7.1 through 7.5 and 7.7 through 7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Companies set forth in Section 7.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Companies in accordance with Section 8.6 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

     5. This Amendment shall be deemed effective upon execution hereof by Companies and Bank.

     6. Except as modified or waived hereby, all of the terms and conditions of the Agreement and the Note shall remain in full force and effect.

     WITNESS the due execution hereof as of the day and year first written above.

COMERICA BANK                                 NOBLE INTERNATIONAL, LTD.

By:  /s/ TIMOTHY J. DILLON                  By: /s/ RICHARD V. BALGENORTH
    ------------------------------                ------------------------------


Its: Vice President                           Its: Chief Financial Officer
    ------------------------------                ------------------------------


                                              PRESTOLOCK INTERNATIONAL, LTD.


                                              By:  /s/ ROBERT J. SKANDALARIS
                                                  ------------------------------


                                              Its: President
                                                  ------------------------------

                                             CASS RIVER COATINGS, INC.

                                             By: /s/ RICHARD V. BALGENORTH
                                                 ------------------------------


                                             Its: Chairman
                                                 ------------------------------


                                             MONROE ENGINEERING PRODUCTS, INC.

                                             By:  /s/ RICHARD V. BALGENORTH
                                                 ------------------------------


                                             Its: Treasurer
                                                 ------------------------------



                                        3